SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        March 28, 1996 (January 2, 1996)




                       PARKER & PARSLEY PETROLEUM COMPANY
             (Exact name of Registrant as specified in its charter)




          Delaware                      1-10695                75-2570602
(State or other jurisdiction of        Commision            (I.R.S. Employer
incorporation or organization)        File Number        Identification Number)




303 West Wall, Suite 101, Midland, Texas                         79701
(Address of principal executive offices)                       (Zip code)



       Registrant's Telephone Number, including area code : (915) 683-4768


                                 Not applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)




                               Page 1 of 12 pages.

ITEM 2.         Acquisition or Disposition of Assets

     Divestiture of Australasian Assets

     On March 28, 1996, the Company completed the sale of certain wholly-owned Australian subsidiaries to Santos Ltd. for aggregate consideration of $161.7 million which consisted of cash proceeds of $111.1 million for the equity of such entities, $21.5 million reimbursement of certain intercompany cash advances, and the assumption of such subsidiaries' net liabilities, exclusive of oil and gas properties, of $29.1 million. The Company's Australasian properties were located principally in the Cooper Basin in Central Australia, the Surat Basin in Northeast Australia, the Carnarvon Basin on the Northwest Shelf off the coast of Western Australia, the Otway Basin off the coast of South Australia and the Central Sumatra Basin in Indonesia. At December 31, 1995, the Company's interests in these properties contained 32.1 million BOE of proved reserves (consisting of 12.4 million Bbls of oil and 118.3 Bcf of gas), representing $133.8 million of SEC 10 value (10% of the total SEC 10 value attributable to the Company's proved oil and gas reserves). During 1995, daily production from these properties averaged 4,312 Bbls of oil and 23,633 Mcf of gas.

     The Company has also entered into an agreement with Phillips Petroleum International Investment Company to sell another wholly-owned subsidiary, Bridge Oil Timor Sea, Inc., for additional cash proceeds of $78.6 million. Bridge Oil Timor Sea, Inc. has a wholly-owned Australian subsidiary, Bridge Oil Timor Sea Pty Ltd., which owns a 22.5% interest in the ZOCA 19-13 permit in the offshore Bonaparte Basin in the Zone of Cooperation between Australia and Indonesia. It is anticipated that this transaction will be completed in June 1996.

     Aggregate net cash proceeds from both sales of approximately $203 million, after payment of certain costs and expenses, will be utilized to reduce the Company's outstanding bank indebtedness and for general working capital purposes.

     Divestiture of Domestic Assets

     The Company regularly reviews its property base for the purpose of identifying nonstrategic assets, the disposition of which would create organizational and operational efficiencies. While the Company generally would not dispose of assets solely for the purpose of reducing debt, such dispositions can have the result of furthering the Company's objective of financial flexibility through decreased debt levels. Based on its current domestic divestiture plan, the Company anticipates realizing asset sale proceeds of approximately $50 million during 1996. During the three months ended March 31, 1996, the Company received proceeds of $3.8 million from the sale of such properties and related assets. Subsequent to March 31, 1996, the Company has sold, or entered into agreements to sell, additional properties, gas plants and related assets for estimated proceeds of $52.1 million subject to normal purchase price adjustments. At December 31, 1995, the domestic properties which the Company has sold, or agreed to sell, contained proved reserves of 5 million barrels of oil and 38.9 Bcf of gas and had an aggregate SEC 10 value of $51.2 million. The proceeds from such divestitures will initially be used to reduce outstanding indebtedness and subsequently to provide funding for a portion of the Company's 1996 capital expenditures including purchases of oil and gas properties in the Company's core areas.
                                        2

ITEM 7.         Financial Statements and Exhibits

     (b)   Pro Forma Financial Information:

           The following pro forma financial information for the Company, taking into account the disposition of the Company's Australasian assets and certain domestic assets, are included in this Report on the pages indicated below.

                                                                        Page

           Preliminary Statement                                          4
           Unaudited Pro Forma Combined Balance Sheet as of
              March 31, 1996                                              5
           Unaudited Pro Forma Combined Statement of Operations
              for the three months ended March 31, 1996                   6
           Unaudited Pro Forma Combined Statement of Operations
              for the year ended December 31, 1995                        7
           Notes to Unaudited Pro Forma Combined Financial Statements     8

        Unaudited Pro Forma Combined Financial Statements of the Company



       The Unaudited Pro Forma Combined Financial Statements of the Company have been prepared to give effect to (i) the sale of certain wholly-owned Australian subsidiaries to Santos Ltd. in March 1996, (ii) the pending sale of Bridge Oil Timor Sea, Inc. to Phillips Petroleum International Investment Company which is anticipated to be completed in June 1996 (items (i) and (ii) collectively the "Australasian Assets"), (iii) the aggregate effect of both completed and pending sales (evidenced by signed purchase and sale agreements) of certain nonstrategic domestic oil and gas properties, gas plants, and related assets during the period from January 2, 1996 to May 31, 1996 (collectively the "1996 Assets Sold"), and (iv) the aggregate effect of completed sales of certain nonstrategic domestic oil and gas properties, gas plants, and related assets during the year ended December 31, 1995 (collectively the "1995 Assets Sold"). The Unaudited Pro Forma Combined Financial Statements of the Company are not necessarily indicative of the financial results for the periods presented had the sale of the Australasian Assets, the 1996 Assets Sold, and the 1995 Assets Sold taken place on January 1, 1995. In addition, future results may vary significantly from the results reflected in the accompanying Unaudited Pro Forma Combined Financial Statements because of normal production declines, changes in product prices and future acquisitions and divestitures, among other factors. This information should be read in conjunction with the Consolidated Financial Statements of the Company (and the related notes) included in the Annual Report on Form 10-K for the year ended December 31, 1995 and in the Quarterly Report on Form 10-Q for the three months ended March 31, 1996.

                       PARKER & PARSLEY PETROLEUM COMPANY
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              as of March 31, 1996
                                 (in thousands)

                                     ASSETS
                                          The        Pro Forma        Pro Forma
                                        Company       Entries         Combined
Current assets:
  Cash and cash equivalents           $   26,298    $  30,074 (a)    $   56,372
  Restricted cash                         20,447                         20,447
  Accounts receivable:
     Trade, net                           35,879       (7,000)(a)        28,879
     Affiliates                            1,060                          1,060
     Oil and gas sales                    35,008                         35,008
  Assets held for resale                   3,679       (3,679)(a)            -
  Inventories                              5,936                          5,936
  Deferred income taxes                    1,800                          1,800
  Other current assets                     2,068                          2,068
                                       ---------                      ---------
          Total current assets           132,175                        151,570
                                       ---------                      ---------
Property, plant and equipment, at cost:
  Oil and gas properties, using the
   successful efforts method of
   accounting:
    Proved properties                  1,316,147      (61,715)(a)     1,254,432
    Unproved properties                    6,595       (3,255)(a)         3,340
  Natural gas processing facilities       59,331       (1,317)(a)        58,014
  Accumulated depletion, depreciation
   and amortization                     (401,618)      29,162 (a)      (372,456)
                                       ---------                      ---------
                                         980,455                        943,330
                                       ---------                      ---------
Other property and equipment, net         28,513         (850)(a)        27,663
Other assets, net                         15,657                         15,657
                                       ---------                      ---------
                                      $1,156,800                     $1,138,220
                                       =========                      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
   debt                               $    1,701                     $    1,701
  Distributable litigation settlement     18,567                         18,567
  Undistributed unit purchases             1,880                          1,880
  Accounts payable:
     Trade                                48,653                         48,653
     Affiliates                            1,210                          1,210
  Domestic and foreign income taxes           47        2,000 (a)         2,047
  Other current liabilities               33,315       (9,589)(a)        23,726
                                       ---------                      ---------
        Total current liabilities        105,373                         97,784
                                       ---------                      ---------
Long-term debt, less current
  maturities                             416,832     (100,000)(a)       316,832
Other noncurrent liabilities              11,854                         11,854
Deferred income taxes                     12,200        9,200 (a)        21,400
Preferred stock of subsidiary            188,820                        188,820
Stockholders' equity:
    Preferred stock                           -                              -
    Common stock                             364                            364
    Additional paid-in capital           453,554                        453,554
    Treasury stock, at cost               (6,917)                        (6,917)
    Unearned compensation                 (1,729)                        (1,729)
    Retained earnings (deficit)          (23,551)      79,809 (a)        56,258
                                       ---------                      ---------
          Total stockholders' equity     421,721                        501,530
                                       ---------                      ---------
Commitments and contingencies                 -                              -
                                       ---------                      ---------
                                      $1,156,800                     $1,138,220
                                       =========                      =========
  See accompanying notes to unaudited pro forma combined financial statements.
                                        5

                       PARKER & PARSLEY PETROLEUM COMPANY
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        Three months ended March 31, 1996
                 (in thousands, except share and per share data)


                                                   1996
                             The    Australasian  Assets  Pro Forma  Pro Forma
                           Company     Assets      Sold    Entries   Combined

Revenues:
 Oil and gas              $   98,025  $(10,591)  $(5,476)            $   81,958
 Natural gas processing        5,419        -       (494)                 4,925
 Interest and other            1,167      (130)       -      338 (c)      1,375
 Gain on disposition of
  assets                      13,671   (11,022)   (2,649)                    -
                           ---------  -------     ------              ---------
                             118,282   (21,743)   (8,619)                88,258
                           ---------   -------    ------              ---------
Cost and expenses:
 Oil and gas production       30,494    (3,300)   (3,070)                24,124
 Natural gas processing        3,198        -       (339)                 2,859
 Depletion, depreciation
  and amortization            31,179    (4,217)   (1,341)                25,621
 Exploration and abandonments  4,986    (1,435)     (644)                 2,907
 General and administrative    6,360    (1,549)       -                   4,811
 Interest                     14,682    (1,100)       -   (3,207)(b)     10,375
 Other                           373        -         -                     373
                           ---------   -------    ------              ---------
                              91,272   (11,601)   (5,394)                71,070
                           ---------   -------    ------              ---------
Income from continuing
 operations before income
 taxes                        27,010   (10,142)   (3,225)                17,188
Income tax provision         (12,300)    6,400        -     (100)(e)     (6,000)
                           ---------   -------    ------              ---------
Income from continuing
 operations               $   14,710  $ (3,742)  $(3,225)            $   11,188
                           =========   =======    ======              =========
Income from continuing
 operations per share:
  Primary                 $      .41                                 $      .31
                           =========                                  =========

  Fully diluted           $      .39                                 $      .31
                           =========                                  =========
Weighted average shares
 outstanding              35,591,835                                 35,591,835
                          ==========                                 ==========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PARKER & PARSLEY PETROLEUM COMPANY
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          Year ended December 31, 1995
                 (in thousands, except share and per share data)

                                                  1996       1995
                            The    Australasian  Assets     Assets   Pro Forma   Pro Forma
                          Company     Assets      Sold       Sold     Entries    Combined
Revenues:
 Oil and gas            $   375,720  $(45,805)  $(23,241)  $(29,524)            $   277,150
 Natural gas processing      33,258        -      (1,362)   (15,799)                 16,097
 Gas marketing               76,784        -          -          -                   76,784
 Interest and other          11,364    (3,850)        -          -    4,461 (c)      11,975
 Gain on disposition of
  assets                     16,620       888         -     (17,508)                     -
                         ----------   -------    -------    -------              ----------
                            513,746   (48,767)   (24,603)   (62,831)                382,006
                         ----------   -------    -------    -------              ----------
Cost and expenses:
 Oil and gas production     130,905   (12,418)   (13,473)   (17,494)                 87,520
 Natural gas processing      25,865        -      (1,033)   (14,799)                 10,033
 Gas marketing               75,664        -          -          -                   75,664
 Depletion, depreciation
  and amortization          159,058   (22,256)   (10,751)   (10,611)                115,440
 Impairment of oil and gas
  properties and natural
  gas processing facilities 130,494        -     (20,916)    (2,801)                106,777
 Exploration and
  abandonments               25,409   (13,563)      (465)      (168)                 11,213
 General and
  administrative             39,552    (6,443)        -          -                   33,109
 Interest                    65,449    (5,077)        -          -   11,606 (d)      42,339
                                                                    (29,639)(b)
 Other                       11,357        -          -          -                   11,357
                         ----------   -------    -------    -------              ----------
                            663,753   (59,757)   (46,638)   (45,873)                493,452
                         ----------   -------    -------    -------              ----------
Loss from continuing
 operations before
 income taxes              (150,007)   10,990     22,035    (16,958)               (111,446)
Income tax benefit           45,900        -          -          -   (6,900)(e)      39,000
                         ----------   -------    -------    -------              ----------
Loss from continuing
 operations             $  (104,107) $ 10,990   $ 22,035   $(16,958)            $   (72,446)
                         ==========   =======    =======    =======              ==========
Loss from continuing
 operations per share   $     (2.95)                                            $     (2.05)
                         ==========                                              ==========
Weighted average shares
 outstanding             35,274,214                                              35,274,214
                         ==========                                              ==========

  See accompanying notes to unaudited pro forma combined financial statements.
                                        7

                       PARKER & PARSLEY PETROLEUM COMPANY

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      December 31, 1995 and March 31, 1996

Note 1.      Basis of Presentation

     The accompanying unaudited pro forma combined financial information of Parker & Parsley Petroleum Company ("the Company") is presented to reflect (i) the sale of certain wholly-owned Australian subsidiaries to Santos Ltd. in March 1996, (ii) the pending sale of Bridge Oil Timor Sea, Inc. to Phillips Petroleum International Investment Company which is anticipated to be completed in June 1996 (items (i) and (ii) collectively the "Australasian Assets"), (iii) the aggregate effect of both completed and pending sales (evidenced by a signed purchase and sale agreement) of certain nonstrategic domestic oil and gas properties, gas plants, and related assets during the period from January 2, 1996 to May 31, 1996 (collectively the "1996 Assets Sold"), and (iv) the aggregate effect of sales of certain nonstrategic domestic oil and gas properties, gas plants, and related assets during the year ended December 31, 1995 (collectively the "1995 Assets Sold"). The unaudited pro forma combined balance sheet is presented as if the sale of the Australasian Assets and the 1996 Assets Sold occurred at the balance sheet date and the unaudited pro forma combined statements of operations are presented as if the sale of the Australasian Assets, the 1996 Assets Sold, and the 1995 Assets Sold occurred on January 1, 1995.

          The Company - Represents the consolidated balance sheet of Parker & Parsley Petroleum Company as of March 31, 1996 and the consolidated statements of operations of Parker & Parsley Petroleum Company for the three months ended March 31, 1996 and the year ended December 31, 1995.

          Australasian Assets - Reflects the results of operations (before income taxes) for the three months ended March 31, 1996 and the year ended December 31, 1995 from the oil and gas properties and related assets prior to their sale in 1996.

          1996 Assets Sold - Reflects the results of operations (before income taxes) for the three months ended March 31, 1996 and the year ended December 31, 1995 from the oil and gas properties, gas plants, related assets and contract rights prior to their sale in 1996.

          1995 Assets Sold - Reflects the results of operations (before income taxes) for the year ended December 31, 1995 from the oil and gas properties, gas plants, related assets and contract rights prior to their sale in 1995.

Note 2.      Pro Forma Entries

(a) To record the sales of Bridge Oil Timor Sea, Inc. and the 1996 Assets Sold (including the related income tax effects) that were pending at March 31, 1996. Of the aggregate proceeds received of $130.1 million, $100 million

                       PARKER & PARSLEY PETROLEUM COMPANY

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      December 31, 1995 and March 31, 1996

     was utilized to reduce amounts outstanding under the Company's bank credit facility, and $30.1 million was utilized to increase cash and cash equivalents.

(b) To adjust interest expense resulting from the application of that portion of the sales proceeds necessary to retire the Company's outstanding bank indebtedness. The proceeds applied in 1996 of $225 million from the sale of the Australasian Assets and the 1996 Assets Sold resulted in a reduction in interest expense of $3.2 million. The proceeds applied in 1995 of $328.3 million from the sale of the Australasian Assets, the 1996 Assets Sold and the 1995 Assets Sold resulted in a reduction of interest expense of $29.6 million. The reductions in interest expense were calculated utilizing the Company's weighted average rate on its bank indebtedness of 6.37% for the three months ended March 31, 1996 and 7.18% for the year ended December 31, 1995, respectively.

(c) To adjust interest income as a result of investing the sales proceeds received in excess of the amounts used to retire the Company's outstanding bank indebtedness. Such excess cash proceeds exceeded outstanding bank indebtedness by an average amount of $30.1 million during the quarter ended March 31, 1996 and $89.4 million during the year ended December 31, 1995. The Company typically invests excess cash in a Treasury Securities money fund which had an average yield of 4.49% during the quarter ended March 31, 1996 and 4.98% during the year ended December 31, 1995.

(d) To adjust interest expense and amortization of debt issuance costs associated with (i) the issuance in April 1995 of $150 million 8-7/8% Senior Notes due April 15, 2005 (an additional $3.4 million in interest expense) and (ii) the issuance in August 1995 of $150 million 8-1/4% Senior Notes due August 15, 2007 (an additional $8.2 million in interest expense).

(e)  To adjust income tax expense for each tax jurisdiction.

Note 3.      Income Taxes

     The Company accounts for income taxes pursuant to the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). In accordance with Statement 109, the Company prepares separate tax calculations for each tax jurisdiction in which the Company is subject to income taxes.

     The Company's tax provision for the quarter ended March 31, 1996 of $12.3 million included a provision of $6.4 million related to the write-off of certain net operating loss carryforwards which, with the sale of the Australasian Assets, will not be utilized in the future.

                       PARKER & PARSLEY PETROLEUM COMPANY

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      December 31, 1995 and March 31, 1996

Note 4.      Income (Loss) from Continuing Operations per Share

     Income (loss) from continuing operations per share is calculated based on the weighted average number of shares and share equivalents, if more than 3% dilutive, outstanding during the period. Fully diluted loss per common and common equivalent share is not presented for the year ended December 31, 1995 since the effect would be antidilutive.

Note 5.      Oil and Gas Reserve Data

     The following unaudited pro forma supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities". The pro forma combined reserve information is presented as if the sale of the Australasian Assets, 1996 Assets Sold, and 1995 Assets Sold had occurred on January 1, 1995. Information for oil is presented in barrels (Bbls) and for gas in thousands of cubic feet (Mcf).

     The Company emphasizes that reserve estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

Quantities of oil and gas reserves

     Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1995.

                                                         Oil             Gas
                                                        (Bbls)          (Mcf)
                                                       -------         -------
                                                            (in thousands)
    Balance, January 1, 1995                           107,272         582,884
       Revisions of previous estimates                  26,913         132,362
       Purchase of minerals-in-place                     4,309          82,713
       New discoveries and extensions                      761           6,015
       Production                                       (9,398)        (64,218)
       Sales of minerals-in-place                           -               -
                                                       -------         -------
    Balance, December 31, 1995                         129,857         739,756
                                                       =======         =======

Standardized measure of discounted future net cash flows

     The standardized measure of discounted future net cash flow is computed by applying year-end prices of oil and gas (with consideration of price changes

                       PARKER & PARSLEY PETROLEUM COMPANY

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      December 31, 1995 and March 31, 1996

only to the extent provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties plus available carryforwards and credits and applying the current tax rate to the difference.

                                                         December 31, 1995
                                                         -----------------
                                                           (in thousands)
    Oil and Gas Producing Activities:
       Future cash inflows                                 $   3,963,270
       Future production costs                                (1,535,210)
       Future development costs                                 (157,675)
                                                            ------------
       Future net cash flows before taxes                      2,270,385
       10% annual discount factor                             (1,089,835)
                                                            ------------
       Discounted future cash flows before taxes               1,180,550
       Discounted future income taxes                           (126,903)
                                                            ------------
       Standardized measure of discounted future
        net cash flows                                     $   1,053,647
                                                            ============

Changes relating to the standardized measure of discounted future net cash flows

     The principal sources of the change in the pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 1995 are as follows (in thousands):

     Oil and gas sales, net of production costs            $    (189,630)
     Net changes in prices and production costs                  198,560
     Extensions and discoveries                                   12,321
     Sales of minerals-in-place                                       -
     Purchases of minerals-in-place                               53,628
     Revisions of estimated future development costs             (43,722)
     Revisions of previous quantity estimates                    255,014
     Accretion of discount                                        80,367
     Changes in production rates, timing and other                10,337
                                                            ------------
     Change in present value of future net revenues              376,875
     Net change in present value of future income taxes         (115,276)
                                                            ------------
                                                                 261,599
     Balance, beginning of year                                  792,048
                                                            ------------
     Balance, end of year                                  $   1,053,647
                                                            ============
                                       11

                       PARKER & PARSLEY PETROLEUM COMPANY



                               S I G N A T U R E S



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PARKER & PARSLEY PETROLEUM COMPANY





  Date:   June 12, 1996               By:       /s/ Steven L. Beal
                                          -------------------------------------
                                          Steven L. Beal, Senior Vice President
                                           and Chief Financial Officer